UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 24, 2006


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

            Delaware                    333-49389               94-2160013
  (State or other jurisdiction   (Commission file number)    (I.R.S. employer
        of incorporation)                                    identification no.)

        804 Las Cimas Parkway
             Austin, Texas                                         78746
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              _____________________

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreements with Newly-Elected Director Joseph W. Nicholson

           On January 24, 2006, in connection with the election of Mr. Joseph W. Nicholson as a director of Activant Solutions Inc. (the "Company") and its parent Activant Solutions Holdings Inc. ("ASHI"), the Board of Directors of ASHI authorized the grant to Mr. Nicholson of options to purchase up to 50,000 shares of common stock of ASHI at an exercise price of $3.80 per share pursuant to the terms of the Activant Solutions Holdings Inc. Second Amended and Restated 2000 Stock Option Plan for Key Employees (the "Plan"). The options granted to Mr. Nicholson are "Non-Qualified Options," vest in four equal, consecutive annual installments and expire automatically on the tenth (10th) anniversary of the "Grant Date." In addition, the unvested portion of any of the options will automatically vest upon the occurrence of a "Change of Control" (as such term is defined in the Plan).

           In connection with the election of Mr. Nicholson as a director, the Company has agreed to pay to Mr. Nicholson an annual retainer fee of $15,000 per year, a fee of $1,500 per Board meeting attended in person and a fee of $500 per committee meeting or Board meeting attended by telephone. In addition, the Board of Directors of each of ASHI and the Company authorized ASHI and the Company (the "Indemnitors") to enter into an Indemnification Agreement with Mr. Nicholson (the "Nicholson Agreement") on the same terms as those of ASHI's and the Company's other directors and executive officers. The Nicholson Agreement provides, among other things, that the Indemnitors will indemnify and advance expenses to Mr. Nicholson to the fullest extent provided in each Indemnitor's certificate of incorporation. The duration of the Nicholson Agreement continues for so long as Mr. Nicholson serves as a director or officer of ASHI and the Company or, at the request of ASHI or the Company, as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (service performed in all such capacities collectively, "Executive Service"), and thereafter survives until the latest to occur of (a) six (6) years following the latest date that Mr. Nicholson ceases to perform any Executive Service, (b) the final termination of all pending proceedings in respect of which Mr. Nicholson has been granted rights of indemnification or advancement of expenses or (c) the expiration of all statutes of limitation applicable to possible claims arising out of the status of Mr. Nicholson in performing any Executive Service.

Agreements with Newly-Elected Director Kathleen J. Cunningham

           On January 24, 2006, in connection with the election of Ms. Kathleen
J. Cunningham as a director of ASHI and the Company and the appointment of Ms. Cunningham to serve as a member of the audit committee of ASHI and the Company, the Board of Directors of ASHI authorized the grant to Ms. Cunningham of options to purchase up to 50,000 shares of common stock of ASHI at an exercise price of $3.80 per share pursuant to the terms of the Plan. The options granted to Ms. Cunningham are "Non-Qualified Options," vest in four equal, consecutive annual installments and expire automatically on the tenth (10th) anniversary of the "Grant Date." In addition, the unvested portion of any of the options will automatically vest upon the occurrence of a "Change of Control" (as such term is defined in the Plan).

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
           In connection with the election of Ms. Cunningham as a director and her appointment to the audit committee, the Company has agreed to pay to Ms. Cunningham an annual retainer fee of $15,000 per year, a fee of $1,500 per Board meeting attended in person and a fee of $500 per committee meeting or Board meeting attended by telephone. In addition, the Board of Directors of each of ASHI and the Company authorized the Indemnitors to enter into an Indemnification Agreement with Ms. Cunningham (the "Cunningham Agreement") on the same terms as those of ASHI's and the Company's other directors and executive officers. The Cunningham Agreement provides, among other things, that the Indemnitors will indemnify and advance expenses to Ms. Cunningham to the fullest extent provided in each Indemnitor's certificate of incorporation. The duration of the Cunningham Agreement continues for so long as Ms. Cunningham is performing Executive Service, and thereafter survives until the latest to occur of (a) six
(6) years following the latest date that Ms. Cunningham ceases to perform any Executive Service, (b) the final termination of all pending proceedings in respect of which Ms. Cunningham has been granted rights of indemnification or advancement of expenses or (c) the expiration of all statutes of limitation applicable to possible claims arising out of the status of Ms. Cunningham in performing any Executive Service.

Restricted Stock and New Equity Incentive Plan

           On January 24, 2006, the Board of Directors of ASHI approved a pool of 4,090,000 shares of restricted stock of ASHI to be issued to employees and directors of the Company in accordance with a new equity incentive plan to be presented to the Board or its Compensation Committee for approval at a subsequent meeting. A portion of the pool of restricted stock will be allocated among the Company's named executive officers as follows: 650,000 shares to Pervez Qureshi; 550,000 shares to Greg Petersen; 400,000 shares to A. Laurence Jones; 350,000 shares to Bill Wilson; and 100,000 shares to Mary Beth Loesch. The terms and conditions of the restricted stock will be contained in the new equity incentive plan, when finalized. The approval of the restricted stock pool and the allocation of shares of restricted stock thereunder are subject to definitive documentation with respect to the new equity incentive plan and its approval by the Board or an authorized committee of the Board and ASHI's stockholders.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

           On January 24, 2006, the Board of Directors of ASHI terminated the Activant Solutions Holdings Inc. Amended and Restated Stock Option Bonus Plan. The plan provided for a bonus payment to participants in connection with a change of control of ASHI. The plan was terminable at any time by the Board of Directors of ASHI and would have terminated automatically upon the consummation of an initial public offering by ASHI.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

           On January 30, 2006, the Company issued a press release announcing that on January 24, 2006 Mr. Joseph W. Nicholson and Ms. Kathleen J. Cunningham were elected to the Board of Directors of each of ASHI and the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

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
Joseph W. Nicholson

           Mr. Nicholson is currently President and General Manager of SynXis Corporation, a wholly-owned subsidiary of Sabre Inc., which provides reservation management, distribution and technology services to hotel properties. Prior to joining SynXis Corporation in January 2005, Mr. Nicholson spent 15 years with Pegasus Solutions, Inc. At Pegasus, Mr. Nicholson served from January 2003 to February 2004 as Executive Vice President of Strategic Planning and Corporate Development, from January 2001 to December 2002 as President and Chief Operating Officer and from September 1998 to December 2002 as Executive Vice President and Chief Operating Officer. Mr. Nicholson has a B.S. from Texas A&M University - Commerce.

           In connection with the election of Mr. Nicholson to the Board of Directors of each of ASHI and the Company, the Board of Directors of ASHI (a) authorized the grant of stock options to Mr. Nicholson, (b) agreed to pay to Mr. Nicholson an annual retainer fee and per Board meeting fee and (c) authorized ASHI to enter into the Nicholson Agreement. See Item 1.01 of this Current Report on Form 8-K for a description of the Nicholson Agreement and a description of the terms of the options and the fees the Company has agreed to pay to Mr. Nicholson for his service on the Board of Directors of each of ASHI and the Company.

Kathleen J. Cunningham

           Ms. Cunningham is currently the Chief Financial Officer of Novatix Corporation and Chairman of the Board of Directors and a member of the Audit and Compensation Committees of Raindance Communications, Inc. From 2004 to 2005, Ms. Cunningham served as Interim Chief Financial Officer and was a member of the Advisory Board of Directors of Webroot Software, Inc. From 2002 to 2003, Ms. Cunningham served as a member of the Board of Directors and the Audit and Finance Committees of J.D. Edwards & Company, and from 1999 to 2001 Ms. Cunningham served as Chief Financial Officer, Treasurer and Assistant Corporate Secretary for Requisite Technology, Inc. Ms. Cunningham has an M.B.A. from the University of Denver and a B.A. from the University of Wisconsin, Madison.

           In connection with the election of Ms. Cunningham to the Board of Directors of each of ASHI and the Company and the appointment of Ms. Cunningham to serve as a member of the audit committee of ASHI and the Company, the Board of Directors of ASHI (a) authorized the grant of stock options to Ms. Cunningham, (b) agreed to pay to Ms. Cunningham an annual retainer fee, per Board meeting fee and per Board committee meeting fee and (c) authorized ASHI to enter into the Cunningham Agreement. See Item 1.01 of this Current Report on Form 8-K for a description of the Cunningham Agreement and a description of the terms of the options and the fees the Company has agreed to pay to Ms. Cunningham for her service on the Board of Directors of each of ASHI and the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           (c) Exhibits.

               99.1 Press Release dated January 30, 2006.


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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ACTIVANT SOLUTIONS INC.


Date:  January 30, 2006                    By:    /s/ Greg Petersen
                                                  ------------------------------
                                           Name:  Greg Petersen
                                           Title: Executive Vice President and
                                                  Chief Financial Officer













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